Arteris Announces Financial Results for the Third Quarter 2022 and Estimated Fourth Quarter and Full Year 2022 Guidance
CAMPBELL, Calif. - November 8, 2022 - Arteris, Inc. (Arteris or Arteris IP), a leading provider of network-on-chip (NoC) interconnect and other intellectual property (IP) technology that manages the on-chip communications in system-on-chip (SoC) semiconductor devices, today announced financial results for the third quarter ended September 30, 2022 as well as estimated fourth quarter and full year 2022 guidance.

“We’re excited by our results for the third quarter, including both Annual Contract Value plus Trailing-Twelve-Month Royalties of $53.2 million, up 17% year-over-year and the achievement of a major company milestone with over three billion systems shipped with SoCs connected by Arteris System IP," said K. Charles Janac, President and CEO of Arteris IP. “While there are macro-economic uncertainties, including the latest US Commerce Department regulations with respect to China, we believe that Arteris is well positioned as our customers are continuing to innovate in areas such as automotive, machine learning and 5G, driving the need for increased use of commercial System IP.”
Third Quarter 2022 Financial Highlights:
•Annual Contract Value (ACV) and Trailing-twelve-month (TTM) royalties of $53.2 million, up 17% year-over-year
•Revenue of $12.6 million, up 41% year-over-year
•Remaining performance obligation (RPO) of $59.3 million, up 17% year-over-year
•Operating loss of $7.8 million or 61% of revenue
•Non-GAAP operating loss of $4.2 million or 34% of revenue, compared to a Non-GAAP operating loss of $4.0 million in the year-ago period
•Net loss of $7.7 million or $0.23 per share
•Non-GAAP net loss of $4.2 million or $0.13 per share
•Non-GAAP free cash flow of $(5.7) million or (45)% of revenue
Third Quarter 2022 Business Highlights:

•Added 10 Active Customers in the third quarter across some of our core market verticals, including a deal with a major international electric vehicle manufacturer, and a deal with a space-oriented customer;
•We announced an expanded partnership with Arm to help speed up automotive electronics innovation, leveraging Arm processors and Arteris System IP to enable a variety of high-performance automotive semiconductors;
•21 confirmed design starts in the third quarter, including in automotive, consumer, and mobile infrastructure;
•We announced our collaboration with SiMa.ai, which integrates the Arteris FlexNoC interconnect IP into the SiMa.ai Machine Learning System-on-Chip (MLSoC) for implementing AI/ML computing at the edge;
•We achieved a major company milestone of reaching over three billion systems shipped with SoCs connected by Arteris System IP since inception; and
•We strengthened our management team with the addition of Christel Mauffet-Smith as our new Executive Vice President of Global Sales.

Estimated Fourth Quarter and Full Year 2022 Guidance:

	Q4 2022	FY 2022
(in millions, except %)
ACV + TTM royalties	$47.5 - $51.5	$47.5 - $51.5
Revenue	$10.8 - $11.8	$50.0 - $51.0
Non-GAAP operating loss (%)	50.2% - 70.2%	31.6% - $36.1%
Free cash flow (%)	(47.1)% - (13.1)%	(24.6)% - (16.6)%
The guidance provided above are forward-looking statements and reflect our expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.
Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today, November 8, 2022, to review its third quarter 2022 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	800-926-7563
International Toll:	1-212-231-2914
Conference ID:	22021047
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris IP (Nasdaq: AIP) provides system-on-chip (SoC) system IP consisting of network-on-chip (NoC) interconnect IP and IP deployment technology to accelerate system-on-chip (SoC) semiconductor development and integration for a wide range of applications from AI to automobiles, mobile phones, IoT, cameras, SSD controllers, and servers for customers such as Bosch, Mobileye, Samsung, Toshiba and NXP. Arteris IP products include the Ncore® cache coherent and FlexNoC® non-coherent interconnect IP, the CodaCache® standalone last level cache, and optional Resilience Package (ISO 26262 functional safety), FlexNoC AI Package, and PIANO® automated timing closure capabilities. Our IP deployment products provide intelligent automation that accelerates the development and increases the quality of SoC hardware designs and their associated software and firmware, verification and simulation platforms, and specifications and customer documentation. Customer results obtained by using Arteris IP products include lower power, higher performance, more efficient design reuse and faster SoC development, leading to lower development and production costs.
Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP guidance for the fourth quarter and full year 2022; our market opportunity and its potential growth; our position within the market and our ability to drive customer value; and our ability to make progress even in a challenging economic environment. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, AI/ML market, 5G and wireless communications market, large scale cloud and data center market and consumer electronics market incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine, our customers and their end product markets; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 to be filed with the Securities and Exchange Commission (SEC) on November 8, 2022. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2022 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue
Licensing, support and maintenance	$11,135	$8,136	$35,743	$24,353
Variable royalties and other	1,463	823	3,432	2,077
Total revenue	12,598	8,959	39,175	26,430
Cost of revenue (1)	928	883	3,196	2,618
Gross profit	11,670	8,076	35,979	23,812
Operating expenses:
Research and development (1)	11,022	7,609	30,849	20,572
Sales and marketing (1)	4,411	3,242	12,788	7,971
General and administrative (1)	3,991	1,742	12,138	9,754
Total operating expenses	19,424	12,593	55,775	38,297
Loss from operations	(7,754)	(4,517)	(19,796)	(14,485)
Interest and other income (expense), net	318	(183)	346	(497)
Loss before provision for income taxes	(7,436)	(4,700)	(19,450)	(14,982)
Provision for income taxes	248	268	722	612
Net loss	$(7,684)	$(4,968)	$(20,172)	$(15,594)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.24)	$(0.63)	$(0.79)
Weighted average shares used in computing per share amounts, basic and diluted	32,836,014	20,578,386	32,228,429	19,768,574

(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$118	$15	$474	$42
Research and development	1,798	225	4,435	645
Sales and marketing	679	23	1,678	72
General and administrative	794	170	2,495	385
Total stock-based compensation expense	$3,389	$433	$9,082	$1,144

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$68,200	$85,825
Short-term investments	4,400	—
Accounts receivable, net	9,638	13,873
Prepaid expenses and other current assets	8,427	6,949
Total current assets	90,665	106,647
Property and equipment, net	3,502	2,438
Long-term investments	1,983	—
Equity method investment	12,181	—
Operating lease right-of-use assets	2,124	2,765
Intangibles, net	2,575	2,959
Goodwill	2,677	2,677
Other assets	3,115	2,957
TOTAL ASSETS	$118,822	$120,443
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,984	$1,722
Accrued expenses and other current liabilities	11,520	10,573
Operating lease liabilities, current	1,033	961
Deferred revenue, current	27,646	28,403
Vendor financing arrangements, current	1,502	833
Total current liabilities	43,685	42,492
Deferred revenue, noncurrent	22,046	20,773
Operating lease liabilities, noncurrent	1,134	1,851
Vendor financing arrangements, noncurrent	433	266
Deferred income, noncurrent	10,290	—
Other liabilities	877	2,157
Total liabilities	78,465	67,539
Stockholders' equity:
Preferred stock, par value of $0.001 - 10,000,000 shares authorized and no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 33,320,891 and 31,530,682 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	33	31
Additional paid-in capital	99,589	91,945
Accumulated other comprehensive loss	(102)	(81)
Accumulated deficit	(59,163)	(38,991)
Total stockholders' equity	40,357	52,904
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$118,822	$120,443

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,172)	$(15,594)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,568	1,107
Stock-based compensation	9,082	1,144
Operating non-cash lease expense	(4)	(32)
Amortization of deferred income	(94)	—
Gain on deconsolidation of subsidiary	(149)	—
Other, net	10	(8)
Changes in operating assets and liabilities:
Accounts receivable, net	4,234	6,226
Prepaid expenses and other assets	(1,799)	(3,932)
Accounts payable	408	415
Accrued expenses and other liabilities	23	1,328
Deferred revenue	517	5,340
Net cash used in operating activities	(6,376)	(4,006)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(655)	(488)
Payments relating to investment in equity method investment	(520)	—
Purchases of available-for-sale securities	(6,399)	—
Proceeds from principal portion of related party loan	241	—
Net cash used in investing activities	(7,333)	(488)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration for business acquisition	(1,573)	—
Proceeds from issuance of common stock	—	5,435
Principal payments under vendor financing arrangements	(635)	(418)
Proceeds from exercise of stock options	601	330
Payments to tax authorities for shares withheld from employees	(2,053)	—
Payments of deferred offering costs	(256)	(906)
Payments of principal portion of term loan	—	(450)
Net cash (used in) provided by financing activities	(3,916)	3,991
NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,625)	(503)
CASH AND CASH EQUIVALENTS, beginning of period	85,825	11,744
CASH AND CASH EQUIVALENTS, end of period	$68,200	$11,241

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain Non-GAAP financial measures, as described below, to understand and evaluate our core performance. These Non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP Gross Profit and Non-GAAP Gross Margin" as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue. We define “Non-GAAP Loss from Operations” as our income (loss) from operations adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets. We define “Non-GAAP Net Loss” as our net income (loss) adjusted to exclude stock-based compensation, acquisition costs, amortization of acquired intangible assets and gain on extinguishment of debt.
We define “Non-GAAP EPS”, as our Non-GAAP Net Income (Loss) divided by our GAAP weighted-average number of shares outstanding for the period on a diluted basis. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We monitor ACV to measure our success and believe the increase in the number shows our progress in expanding our customers’ adoption of our solutions. ACV fluctuates due to a number of factors, including the timing, duration and dollar amount of customer contracts.
Active Customers – we define Active Customers as customers who have entered into a license agreement with us that remains in effect. The retention and expansion of our relationships with existing customers are key indicators of our revenue potential.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and contracted amounts that will be invoiced and recognized as revenue in future periods.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except percentages, share and per share data)
(Unaudited)
Non-GAAP Gross Profit and Gross Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit	$11,670	$8,076	$35,979	$23,812
Add:
Stock-based compensation expense included in cost of revenue (1)	118	15	474	42
Non-GAAP gross profit	$11,788	$8,091	$36,453	$23,854
Gross margin	93%	90%	92%	90%
Non-GAAP gross margin	94%	90%	93%	90%
(1) See table in footnote (1) to the condensed consolidated statements of loss above for breakdown of stock-based compensation expense by line item.

Non-GAAP Loss from Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Loss from operations	$(7,754)	$(4,517)	$(19,796)	$(14,485)
Add:
Stock-based compensation expense (1)	3,389	433	9,082	1,144
Acquisition costs (2)	—	—	—	238
Amortization of acquired intangible assets (3,4)	119	119	358	358
Non-GAAP loss from operations	$(4,246)	$(3,965)	$(10,356)	$(12,745)
(1) See table in footnote (1) to the condensed consolidated statements of loss above for breakdown of stock-based compensation expense by line item.
(2) Includes advisory, legal, accounting, valuation, and other professional or consulting fees associated with the Magillem acquisition and recorded in general and administrative.
(3) Represents the amortization expenses of our intangible assets attributable to the Magillem acquisition.
(4) Includes amortization of acquired intangible assets as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Research and development	$85	$85	$255	$255
Sales and marketing	34	34	103	103
Total amortization	$119	$119	$358	$358

Non-GAAP Net Loss and Non-GAAP EPS, Basic and Diluted

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(7,684)	$(4,968)	$(20,172)	$(15,594)
Add:
Stock-based compensation expense (1)	3,389	433	9,082	1,144
Acquisition costs (2)	—	—	—	238
Amortization of acquired intangible assets (3,4)	119	119	358	358
Gain on extinguishment of debt	—	—	—	(10)
Non-GAAP net loss (5)	$(4,176)	$(4,416)	$(10,732)	$(13,864)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.24)	$(0.63)	$(0.79)
Per share impacts of adjustments to net loss (6)	$0.10	$0.03	$0.30	$0.09
Non-GAAP EPS, basic and diluted	$(0.13)	$(0.21)	$(0.33)	$(0.70)

Weighted average shares used in computing per share amounts, basic and diluted	32,836,014	20,578,386	32,228,429	19,768,574
(1) See table in footnote (1) to the condensed consolidated statements of loss above for breakdown of stock-based compensation expense by line item.
(2) Includes advisory, legal, accounting, valuation, and other professional or consulting fees associated with the Magillem acquisition and recorded in general and administrative.
(3) Represents the amortization expenses of our intangible assets attributable to the Magillem acquisition.
(4) See table in footnote (4) to the Non-GAAP Loss from Operations above for breakdown of amortization of acquired intangible assets by line item.
(5) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(6) Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.
Free Cash Flow

	Nine Months Ended September 30,
	2022	2021
Net cash used in operating activities	$(6,376)	$(4,006)
Less:
Purchases of property and equipment	(655)	(488)
Free cash flow	$(7,031)	$(4,494)
Net cash used in investing activities	$(7,333)	$(488)
Net cash (used in) provided by financing activities	$(3,916)	$3,991